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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (333-61159) of Tetra Tech, Inc. on Form S-3 of our reports dated November 13, 1998, appearing in, and incorporated by reference in, the Annual Report on Form 10-K of Tetra Tech, Inc. for the year ended October 4, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

 /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Los Angeles, California
February 26, 1999